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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the incorporation by reference in this registration statement of SPS Technologies, Inc. on Form S-3 (File No. 333-____________) of our report dated February 2, 1998, on our audits of the consolidated financial statements and financial statement schedule of SPS Technologies, Inc. as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995, which report is included in the annual report on Form 10-K. We also consent to the reference to our firm under the heading "Experts" in the Prospectus, which is part of this Registration Statement.





/S/ PricewaterhouseCoopers LLP
---------------------------------
Philadelphia, Pennsylvania  19103
PricewaterhouseCoopers LLP

August 12, 1998